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                        [LETTERHEAD] COOPERS & LYBRAND


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. on Form S-3 (File No. 33-88238) of our report dated August 5, 1996, on our audits of the consolidated financial statements of Clayton Homes, Inc. as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
September 27, 1996